Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 1999, with respect to the consolidated financial statements of Shelby Williams Industries, Inc. included in the Registration Statement (Form S-4, No. 333-________) and related Prospectus of Falcon Products, Inc. for the registration of $100,000,000 of its 11 3/8% Senior Subordinated Notes due 2009, Series B.

                                        /s/ Ernst & Young LLP

Atlanta, Georgia
July 14, 1999